POWER OF ATTORNEY

	To Sign and File Reports under Section 16a of the Securities Exchange Act of 1934 under Rule 144 or any other Filings Required including Form ID and Schedule 13D
Under the Federal Securities Laws
	With Respect to Securities of MSA Safety Incorporated

            This Power of Attorney is being executed for and on behalf of Robert A. Bruggeworth the Grantor pursuant to the full power of substitution provided by the Grantor in the Grantors original Power of Attorney dated February 26 2020 that appointed the undersigned among others as the Grantors attorneyinfact

            KNOW ALL MEN BY THESE PRESENTS that the undersigned as the Grantors attorneyinfact hereby exercises the undersigneds full power of substitution and substitutes constitutes and appoints Richard W Roda Lee B McChesney and Jeffrey G Aromatorio and each of them as Grantors true and lawful attorneysinfact and agents with full power of substitution for Grantor and in the Grantors name place and stead to sign any and all reports of the undersigned under Section 16a of the Securities Exchange Act of 1934 under Rule 144 or any other filings required including Form ID and Schedule 13D under the Federal Securities Laws with respect to securities of MSA and to file the same with the Securities and Exchange Commission granting unto said attorneysinfact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as Grantor might or could do in person hereby ratifying and confirming all that said attorneysinfact and agents or any of them or his her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof The Grantor acknowledges that the foregoing attorneysinfact in serving in such capacity at the request of the Grantor are not assuming any of the Grantors responsibilities to comply with the Federal Securities Laws

            This Power of Attorney shall remain in effect unless it is revoked in writing by the Grantor or if earlier as it relates to filing Forms 3 4 and 5 with respect to the Grantors holdings of and transactions in securities issued by MSA until the Grantor is no longer required to file such Forms 3 4 and 5

            IN WITNESS WHEREOF the undersigned has executed and delivered this Power of Attorney the date set forth below

Date August 1 2023

                                 SIGNATURE

                                 PRINT NAME Stephanie L Sciullo
                                 			Attorney in fact for Grantor
Exhibit 24